For Immediate Release

Contact: Hannah Burns              (212) 272-2395
         Rebecca Haas              (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                        REPORTS RECORD QUARTERLY RESULTS;
               DECLARES STUB-PERIOD CASH DIVIDEND ON COMMON STOCK

NEW YORK -March 15, 2000 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced record earnings for the company's first fiscal quarter ended February 25, 2000.

         Net income for the first quarter of fiscal year 2000 was $278.2 million, an increase of 20.6% from $230.7 million for the comparable three-month period last year. Earnings per share for the first quarter increased 30.3% to $1.89 from $1.45 for the prior year three-month period ended February 26, 1999. Revenues, net of interest expense, for the quarter ended February 25, 2000 were $1.5 billion, a 17.3% increase from $1.3 billion for the comparable period a year ago. The annualized after-tax return on common stockholders' equity for the quarter ended February 25, 2000 was 27.9%, and for the trailing 12-month period ended February 25, 2000 was 22.6%.

         Commenting on the quarter, James E. Cayne, president and chief executive officer, said, "By all measures this was an outstanding quarter for Bear Stearns, with all areas contributing significantly to the record results. Our equities businesses continued their strong performances as robust equity markets and improved market position contributed to record levels of commission revenues as well as record equity underwriting levels. During the quarter we completed over $16 billion in equity issues, predominantly in the telecommunications and technology sectors, including two transactions each in excess of $1 billion, for Digex Inc. and Allegiance Telecom, Inc. The quarter was equally rewarding in terms of increased advisory and transactional activity throughout the firm, reflecting a solid M&A business and the firm's ongoing cross-servicing efforts to its corporate client base. Our global clearing business also achieved new records in terms of number of accounts, customer balances and transactions volume."

          "The strength of the Bear Stearns franchise has never been more apparent. We are attracting exceptional talent to all areas of the firm, both domestically and internationally. We have also extended our reach in the new economy, with significant investments in several multi-dealer and proprietary Internet-based systems moving Bear Stearns forward in terms of innovation and leadership in e-markets. These investments - in both people and technology - underscore our commitment to providing our clients with the highest standards and value of products and services."

         During the quarter, Bear Stearns initiated six different Internet-based systems: two joint ventures--Market Axess, with Chase and J.P. Morgan, and
MuniGroup.com, with Goldman Sachs, PaineWebber, Susquehanna Partners and BondDesk.com--coupled with in-house Dutch auction (DAISS), order entry (iBOSS) and electronic letter of transmittal (eLT) systems provide Bear Stearns' fixed income clients with pricing transparency and vastly increased transaction speed. Another new Internet-based system, BSFX, will provide the firm's clients with highly competitive foreign exchange rates through the Bloomberg Professional system. Along with Bear Stearns' industry-leading clearing technology, these initiatives represent important steps toward the firm's goal of e-commerce leadership.

         A summary of selected components of the results of operations for the first quarter ended February 25, 2000, compared to the prior year period, follows:
o Commission revenues were at record levels, up 25.9% to $310.4 million. Healthy equity trading volumes drove commission revenues across the board in private client services, institutional and clearance activities. Record commission revenues were achieved in private client services and institutional activities and near-record levels in clearance commissions.
o Investment banking revenues were $308.2 million, up 30.6%, attributable to record equity underwriting and solid M&A activity.
o Principal transactions revenues were up 4.4% to $647.6 million, despite generally weaker fixed income markets reflecting rising interest rates and reduced customer activity. However, heightened customer order flow and trading volumes in the equity markets contributed to the overall increase, particularly in equity derivative activities.
o Net interest revenues were $187.8 million, an increase of 18.3%, reflecting record customer margin balances, which stood at $61.5 billion at the end of the quarter. Average margin balances for the quarter were $56.6 billion.
o Other income was $52.0 million, up 136.5%, largely resulting from asset management revenues, especially those attributable to alternative investment products. Alternative investments under management grew 79.9% to $2.3 billion at February 25, 2000, from $1.3 billion at February 26, 1999.
o Compensation as a percentage of net revenues was 47.7% versus 48.9%, for the three-month periods ended February 25, 2000 and February 26, 1999, respectively.

         As of February 25, 2000 total capital, including stockholders' equity and long-term borrowings, was $23.2 billion. Book value as of February 25, 2000 was $28.21 per share, based on 162,607,443 shares outstanding.


Two-Month Cash Dividend Declared
         The Board of Directors declared a cash dividend of 10 cents per share on the outstanding shares of the company's common stock, payable April 28, 2000 to stockholders of record on April 14, 2000. This cash dividend relates to the two-month period ended February 25, 2000 and was declared to coincide with the company's new quarterly periods resulting from the company's change in fiscal year-end from June 30 to November 30. The previous 15-cent dividend declared on January 18, 2000 was related to the quarter ended December 31, 1999. This is a one-time 10-cent cash dividend; regular quarterly cash dividends of 15 cents per share are anticipated to resume with the next quarter ending May 26, 2000. The annual cash dividend rate for common stock is currently anticipated to remain at 60 cents per share.

         Founded in 1923, The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has more than 10,200 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco and San Juan; and an international presence in Beijing, Buenos Aires, Dublin, Hong Kong, London, Lugano, Sao Paulo, Shanghai, Singapore and Tokyo. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.


                                       ***
                          Financial Statements Attached

For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the company's 1999 Annual Report to Stockholders and its Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" in the company's quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.


                         THE BEAR STEARNS COMPANIES INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                  Three-Months Ended
                                                         ------------------------------------
                                                            February 25,       February 26,
                                                               2000               1999
                                                         ----------------   -----------------
                                                          (In thousands, except share data)
Revenues
    Commissions                                                $ 310,411           $ 246,519
    Principal transactions                                       647,591             620,297
    Investment banking                                           308,219             235,932
    Interest and dividends                                     1,369,759             987,758
    Other income                                                  52,045              22,003
                                                         ----------------   -----------------
       Total Revenues                                          2,688,025           2,112,509
    Interest expense                                           1,181,959             828,943
                                                         ----------------   -----------------
       Revenues, net of interest expense                       1,506,066           1,283,566
                                                         ----------------   -----------------

Non-interest expenses
    Employee compensation and benefits                           718,655             627,511
    Floor brokerage, exchange
      and clearance fees                                          36,634              35,130
    Communications                                                42,116              36,537
    Depreciation and amortization                                 37,934              33,319
    Occupancy                                                     24,985              28,199
    Advertising and market development                            27,374              23,361
    Data processing and equipment                                 25,810              16,688
    Other expenses                                               138,755             112,991
                                                         ----------------   -----------------
       Total non-interest expenses                             1,052,263             913,736
                                                         ----------------   -----------------

    Income before provision for
      income taxes                                               453,803             369,830
    Provision for income taxes                                   175,622             139,164
                                                         ----------------   -----------------

    Net income                                                 $ 278,181           $ 230,666
                                                         ================   =================

    Net income applicable to
      common shares                                            $ 268,403           $ 220,888
                                                         ================   =================

    Basic and diluted earnings per share (1)                      $ 1.89              $ 1.45
                                                         ================   =================

    Weighted average common and
      common equivalent shares
      outstanding (1)                                        157,641,253         165,086,729
                                                         ================   =================

    Cash dividends declared
      per common share (1)                                        $ 0.15              $ 0.14
                                                         ================   =================

    (1) Reflects all stock dividends declared through October 29, 1999.




                         THE BEAR STEARNS COMPANIES INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                                                                  Three-Months Ended
                                                         ------------------------------------
                                                            February 25,      November 26,
                                                               2000               1999
                                                         ----------------   -----------------
                                                          (In thousands, except share data)
Revenues
    Commissions                                                $ 310,411           $ 264,995
    Principal transactions                                       647,591             499,135
    Investment banking                                           308,219             309,536
    Interest and dividends                                     1,369,759           1,128,519
    Other income                                                  52,045              44,441
                                                         ----------------   -----------------
       Total Revenues                                          2,688,025           2,246,626
    Interest expense                                           1,181,959             965,544
                                                         ----------------   -----------------
       Revenues, net of interest expense                       1,506,066           1,281,082
                                                         ----------------   -----------------

Non-interest expenses
    Employee compensation and benefits                           718,655             620,753
    Floor brokerage, exchange
      and clearance fees                                          36,634              39,492
    Communications                                                42,116              41,559
    Depreciation and amortization                                 37,934              38,093
    Occupancy                                                     24,985              26,554
    Advertising and market development                            27,374              25,284
    Data processing and equipment                                 25,810              26,233
    Other expenses                                               138,755             133,218
                                                         ----------------   -----------------
       Total non-interest expenses                             1,052,263             951,186
                                                         ----------------   -----------------

    Income before provision for
      income taxes                                               453,803             329,896
    Provision for income taxes                                   175,622             122,353
                                                         ----------------   -----------------

    Net income                                                 $ 278,181           $ 207,543
                                                         ================   =================

    Net income applicable to
      common shares                                            $ 268,403           $ 197,765
                                                         ================   =================

    Basic and diluted earnings per share (1)                      $ 1.89              $ 1.32
                                                         ================   =================

    Weighted average common and
      common equivalent shares
      outstanding (1)                                        157,641,253         164,238,098
                                                         ================   =================

    Cash dividends declared
      per common share                                            $ 0.15              $ 0.15
                                                         ================   =================

    (1) Reflects all stock dividends declared through October 29, 1999.

